UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2009
TRANS1 INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33744 (Commission File Number)	33-0909022 (IRS Employer Identification No.)
301 Government Center Drive
Wilmington, North Carolina 28403
(Address of principal executive offices)
(Zip Code)
(910) 332-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     TranS1 Inc., a Delaware corporation (the “Company”), entered into an Agreement of Lease on July 30, 2009 with Market Place Group, LLC, a North Carolina limited liability company (“Market Place Group”), pursuant to which the Company agreed to lease property located at 301 Government Center Drive in Wilmington, North Carolina for its principal offices (the “Lease”). The term of the Lease is sixty (60) months. The Company has an option to extend the term of the Lease for an additional five (5) years. The Company has agreed to pay Market Place Group (1) $27,433.00 per month for the first and second years of the Lease, and (2) $30,228.55 per month for the third, fourth and fifth years of the Lease. If the Company exercises its option to renew the Lease, the Company will pay $39,392.22 per month through the end of the extended lease term.
     The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

10.1	Agreement of Lease, dated as of July 30, 2009, by and between Market Place Group, LLC and TranS1 Inc.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS1 INC.
March 11, 2010	By:	/s/ Kenneth Reali
Kenneth Reali
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement of Lease, dated as of July 30, 2009, by and between Market Place Group, LLC and TranS1 Inc.